Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 We consent to the incorporation by reference in the following Registration Statements:
(1)   Registration Statements (Form S-8 Nos. 333-150199, 333-158406, 333-164531, 333-172841 and 333-180073) pertaining to the Amended and Restated 2004 Equity Incentive Plan of Corcept Therapeutics Incorporated,
(2)   Registration Statements (Form S-8 Nos. 333-183284, 333-187316, 333-194663, 333-202753, 333-210076, 333-216658, 333-223318, 333-229857, 333-236601, 333-253413 and 333-262752) pertaining to the 2012 Incentive Award Plan of Corcept Therapeutics Incorporated, and
(3)   Registration Statements (Form S-3 Nos. 333-150204, 333-181672 and 333-216659) of Corcept Therapeutics Incorporated and in the related Prospectuses;
of our reports dated February 28, 2023, with respect to the consolidated financial statements of Corcept Therapeutics Incorporated and the effectiveness of internal control over financial reporting of Corcept Therapeutics Incorporated included in this Annual Report (Form 10-K) of Corcept Therapeutics Incorporated for the year ended December 31, 2022.
/s/ Ernst & Young LLP
San Mateo, California
February 28, 2023